SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	May 14, 2003

Capital One Auto Receivables, LLC

Capital One Auto Finance Trust 2003-A

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-89452	31-1750007
(Commission File Number)	(Registrant’s I.R.S. Employer Identification No.)

1680 Capital One Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 720-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.     Other Events.

Filing of Certain Materials pursuant to Rule 424(b)(5) under the Securities Act of 1933, concurrently with, or subsequent to, the filings of this Current Report on Form 8-K, the Registrant is filing a preliminary prospectus supplement (the “Prospectus Supplement”) and a prospectus (the “Prospectus”) with the Commission relating to its issuance of Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3-A Asset Backed Notes, Class A-3-B Asset Backed Notes, Class A-4-A Asset Backed Notes and Class A-4-B Asset Backed Notes (the “Notes”) by Capital One Auto Finance Trust 2003-A.

In connection with the issuance of the Notes, the Registrant is filing herewith the consent of KPMG LLP to the use of their name and the incorporation by reference of their report in the Registration Statement of the Registrant (Registration No. 333-89452) and in the Prospectus Supplement referred to above related to the issuance of the Notes. The consent of KPMG is attached hereto as Exhibit 23.1.

Incorporation of Certain Documents by Reference

The consolidated financial statements of Ambac Assurance Corporation and its subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002 included in the Annual Report on Form 10-K of the Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 28, 2003, Commission File Number 1-10777) and the Current Reports on Form 8-K filed with the SEC on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003, March 31, 2003 and April 21, 2003, as each related to Ambac Assurance Corporation, are incorporated by reference in the Prospectus Supplement and in the registration statement.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated May 14, 2003 and the Prospectus Supplement dated May 14, 2003 of the Registrant related to the Notes issued by Capital One Auto Finance Trust 2003-A.

Item 7.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Document Description
23.1	Consent of KPMG

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2003	CAPITAL ONE AUTO RECEIVABLES, LLC

	By:	/s/ JEFFERY ELSWICK
	Name:	Jeffery Elswick
	Title:	President

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